EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Charles Daniel Vogt, President and Chief Executive Officer of DZS Inc. (the "Company"), and Misty Kawecki, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certify that, to their knowledge:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 10, 2023

/s/ Charles Daniel Vogt	/s/ Misty Kawecki
Charles Daniel Vogt	Misty Kawecki
President, Chief Executive Officer	Chief Financial Officer (Principal Financial and Accounting Officer)